Exhibit 99.1
JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)(1)
The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person or entity knows or has reason to believe that such information is inaccurate. This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: January 31, 2022

HILL COUNTRY ASSET MANAGEMENT, LP

By: Hill Country Asset Management, LLC, its general partner

By:	/s/ Shawn Wells
Name: Shawn Wells
Title: President and General Counsel

HILL COUNTRY SPECIAL OPPORTUNITIES MASTER FUND, LP

By: Hill Country Special Opportunities Fund GP, LLC, its general partner

By:	/s/ Shawn Wells
Name: Shawn Wells
Title: President and General Counsel

ANDREW W. OLSON

By: /s/ Shawn Wells
Name: Shawn Wells
Title: Attorney-in-Fact

STEVEN L. KUHN

By: /s/ Shawn Wells
Name: Shawn Wells
Title: Attorney-in-Fact